Exhibit 99.1

News
For Immediate Release

Memorial Resource Development Corp. Announces Closing of Third Party Acquisition

and Reserve Estimates Associated With Acquisition Acreage

HOUSTON, October 22, 2015 – Memorial Resource Development Corp. (Nasdaq: MRD) today announced that it has closed its previously announced third party acquisition in Jackson and Lincoln Parishes, Louisiana for approximately $284 million, subject to customary post-closing adjustments. In conjunction with the closing of the acquisition, MRD announced reserve estimates associated with the third party acquisition of approximately 45,807 gross (45,121 net) acres and approximately 6,521 net acres acquired by MRD’s 2015 organic leasing efforts in and around the third party acquisition acreage (the combined acreage being referred to herein as the “Acquisition Acreage”).

Acquisition Acreage Reserve Estimates

•	Total possible reserves of 4.8 Tcfe(1)

•	Total possible PV-10(1,2) reserve value of $1.8 billion

Total proved reserves attributable to the Acquisition Acreage are estimated to be 1.9 Bcfe(1). Total possible reserves attributable to the Acquisition Acreage are estimated to be 4.8 Tcfe(1), of which 100% is natural gas. The total possible PV-10(1,2) reserve value associated with the Acquisition Acreage is estimated to be approximately $1.8 billion. The possible reserve and PV-10(1,2) reserve value estimates associated with the Acquisition Acreage are attributable to 364(1) gross horizontal locations, which compare to MRD’s management estimate of 588 gross horizontal locations.

Reserve estimates for the Acquisition Acreage have been prepared by Netherland, Sewell & Associates, Inc. (“NSAI”), MRD’s independent reserve engineers, based on SEC pricing as of July 31, 2015. The table set forth below provides additional reserve information relating to the Acquisition Acreage:

Acquisition Acreage Reserves	(Bcfe)(1)	PV-10 ($MM)(1,2)
Total Proved	2	$2
Total Probable	-	-
Total Possible	4,838	$1,762

(1)	Includes reserves associated with approximately 6,521 net acres acquired by MRD’s 2015 organic leasing efforts in and around the third party acquisition acreage
(2)	PV-10 is a non-GAAP financial measure. See “Forward-Looking Statements and Other Cautionary Statements - PV-10” for more information

About Memorial Resource Development Corp.

Memorial Resource Development Corp. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in North Louisiana. For more information, please visit our website at www.memorialrd.com.

Forward-Looking Statements and Other Cautionary Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “plans,” “seeks,” “believes,” “estimates,” “could,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond MRD’s control. All statements, other than historical facts included in this press release, that address activities, events or developments that MRD expects or anticipates will or may occur in the future, including such things as MRD’s future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, future drilling locations and inventory, competitive strengths, goals, expansion and growth of MRD’s business and operations, plans, successful integration of acquisitions and other transactions, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although MRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

MRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond MRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in MRD’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by MRD will be realized, or even if realized, that they will have the expected consequences to or effects on MRD, its business or operations. MRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

MRD has disclosed an estimate of gross horizontal drilling locations in this press release by NSAI and MRD’s management, respectively, in connection with the third party acquisition. The locations identified by MRD’s management are based on its evaluation of applicable geologic and engineering data from historical drilling activities in the surrounding area. The locations on which MRD actually drills wells will ultimately depend upon the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, actual drilling results and other factors, and may differ from the locations currently identified.

PV-10

MRD has disclosed PV-10 in this press release based on the NSAI reserve report. PV-10 is a non-GAAP financial measure and represents the period-end present value of estimated future cash inflows from natural gas and crude oil reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash flows and using SEC pricing assumptions in effect at the end of the period. SEC pricing for natural gas and oil of $3.25 per MMBtu and $64.15 per Bbl was based on the unweighted average of the first-day-of-the-month prices for each of the twelve months preceding July 2015. PV-10 differs from standardized measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes. Moreover, GAAP does not provide a measure of estimated future net cash flows for reserves other than proved reserves. Because PV-10 estimates of probable and possible reserves are more uncertain than PV-10 and standardized estimates of proved reserves, but have not been adjusted for risk due to that uncertainty, they may not be comparable with each other. Nonetheless, MRD believes that PV-10 estimates for reserve categories other than proved present useful information about the future net cash flows of its reserves in the absence of a comparable GAAP measure such as standardized measure. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from reserves on a more comparable basis. In addition, MRD cautions you that estimates of PV-10 for probable and possible reserves, as well as the underlying volumetric estimates, are inherently more uncertain of being recovered and realized than comparable measures for proved reserves, and that the uncertainty for possible reserves is even more significant. Neither PV-10 nor standardized measure represents an estimate of fair market value of MRD’s natural gas and oil properties. MRD and others in the industry use PV-10 as a measure to compare the relative size and value of estimated reserves held by companies without regard to the specific tax characteristics of such entities.

Contact:

Memorial Resource Development Corp.

Hays Mabry – Manager, Investor Relations

(713) 588-8339

ir@memorialrd.com

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